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                                                                   EXHIBIT 24(a)

                           BROWN-FORMAN CORPORATION

                       ASSISTANT SECRETARY'S CERTIFICATE

I, Garrison R. Cox, Assistant Vice President and Assistant Secretary of Brown-Forman Corporation, a Delaware corporation (the "Company"), hereby certify that:

  (a) attached hereto is a true and correct copy of resolutions adopted by the Company's Board of Directors on February 24, 1994, at which meeting a quorum was present and acting throughout;

  (b) such resolutions have not been amended, modified, or rescinded, and remain in full force and effect; and

  (c) such resolutions are the only resolutions adopted by the Company's Board of Directors or any committee thereof in connection with the naming of attorneys-in-fact to sign the registration statement referred to in such resolutions, and any and all amendments (including post-effective amend-ments) thereto on behalf of the Company and its officers.


IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  March 8, 1994


                                      /s/ Garrison R. Cox
                                      -----------------------------
                                      Garrison R. Cox
                                      Assistant Vice President
                                      and Assistant Secretary


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                                RESOLUTIONS OF
                             BOARD OF DIRECTORS OF
                           BROWN-FORMAN CORPORATION
                               FEBRUARY 24, 1994


POWERS OF ATTORNEY

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, in the Corporation's name and on its behalf, to execute and deliver a power of attorney, substantially in the form presented to a meeting of this Board of Directors, appointing Michael B. Crutcher, Christopher A. Sailer, or Garrison R. Cox, or any of them to act as attorneys-in-fact for the Corporation for the purpose of executing and filing with the SEC, in its name and on its behalf, any such Registration Statement and any and all amendments (including, without limitations, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith.